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                                                                    Exhibit 99.1

TEMPLATE                                                  NEWS RELEASE
--------
SOFTWARE

For Immediate Release:


                        Level 8 Takes Lead in EAI Market
                    By Agreeing to Acquire Template Software

               Combined organization will deliver next generation enterprise application integration solutions for eCommerce and eBusiness

DULLES, VA/ CARY, NC-- October 20, 1999 - Level 8 Systems, Inc. (NASDAQ:LVEL), a premier provider of rapid business integration solutions that enable eBusiness and eCommerce, today announced an agreement to acquire Template Software, Inc. (NASDAQ:TMPL) for approximately $49 million USD in cash and Level 8 common stock. Template is a leading provider of business process automation and application integration solutions with a substantial customer base in the government, telecommunications, and financial services markets.

The acquisition of Template will make Level 8 one of the first to offer next generation enterprise application integration (EAI) solutions. Level 8's fully integrated and open next generation solutions will provide the robust enterprise infrastructure required to enable companies to finally realize the full promise of eCommerce and eBusiness. By combining Template's ERP integration, component development, high performance data integration engine, and business workflow and process management products with Level 8's middleware, EAI, and application development technologies, Level 8 can deliver the most comprehensive, end-to-end enterprise solutions available.

"Competitive pressures are driving companies to move as quickly as possible toward eBusiness models," said Ed Acly, International Data Corporation's
(IDC) director of middleware research. "These new business models require not only integrating across a wide range of existing applications but also
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effectively automating business processes. Conducting business on the Internet mandates robust, scalable infrastructure that is capable of supporting the massive transaction volumes and dynamic response times demanded by the online business and information consumer. The merger of Level 8 and Template is significant because the combination of their respective technologies will enable Level 8 to be among the first to address such a broad spectrum of eBusiness infrastructure requirements in order to better assist customers competing in the eEconomy."

"We believe the combination of Level 8's and Template's technologies will allow us to bring a powerful next generation EAI solution to market very quickly," stated Level 8 Chairman and CEO Arik Kilman. "While both of our companies focused on business integration, we approached different aspects of the problem. Template created an outstanding set of technologies that are extremely complementary to Level 8's product suite. Putting our products and expertise together creates an unparalleled `big picture' solution. What will clearly differentiate our offering is its flexible, adaptable enterprise infrastructure capable of effectively handling the high transaction volumes and dynamic demands of eBusiness and eCommerce. We are setting the bar for next generation EAI solutions, and we intend to be a major long term player in the global market."

"We're excited about joining forces with Level 8 because we feel that it is not only an excellent fit, but because it is a merger in which the result will be far greater than the sum of its parts," said Joseph Fox, chairman of Template Software. "Integrating Template's business-level software products with Level 8's powerful Geneva family of products should dramatically accelerate the availability of solutions that offer unprecedented depth and breadth of functionality to our customers. We look forward to seeing our technology become a cornerstone of Level 8's cutting edge, next generation solution."

Terms of the Agreement

In the merger, each share of Template common stock will be exchanged for $4.00 in cash plus $3.90 worth of Level 8 common stock. The actual number of shares of Level 8 common stock to be exchanged for each Template share will be based on the average trading price of Level 8 stock prior to stockholder approval, but will not be less than 0.2838 Level 8 shares per Template share (if Level 8's average trading price exceeds $13.74) or more than 0.3672 Level 8 shares per Template share (if Level 8's average trading
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price is less than $10.62). The merger is intended to qualify as a tax-free reorganization, which means that Template stockholders would generally be permitted to defer taxes on the Level 8 stock portion of the purchase price. In connection with the merger, Level 8 has received a commitment for additional financing. The financing will be guaranteed by Liraz Systems, Ltd., Level 8's controlling stockholder, in return for a number of shares of Level 8 common stock to be determined by the independent directors of Level 8 based on market conditions and Level 8's financing needs at the closing.

The transaction is subject to certain conditions to closing, including stockholder approval, regulatory approval, and necessary consents and filings. Management stockholders of Template, representing approximately 17.2 percent of the outstanding Template shares, and Liraz and other Level 8 stockholders, representing 52.6 percent of the outstanding Level 8 shares, have agreed to vote their shares in favor of the transaction.

As a result of this transaction, Level 8 will nearly double in size to a company with over 500 employees worldwide.

A Strategic and Beneficial Merger

"This is a particularly strategic acquisition for Level 8 for a number of other reasons, as well," added Kilman. "In addition to the product synergies, Template's highly skilled consulting force will nicely augment our own. Also, through this acquisition, Level 8 will add many new high profile customers, including industry leaders such Bell Atlantic, Siemens, Alcatel, Enron, and United Health Care to our current blue-chip customer list for a combined base of more than 700 customers worldwide."

"Our current and future customers will clearly benefit from this merger. Companies around the world are facing increasing competitive pressure to move quickly into eBusiness and eCommerce," continued Kilman. "Time to market and adaptability are critical success factors in eBusiness and eCommerce. By leveraging the collective strengths of our combined companies, we can deliver all these benefits to our customers to help them rapidly achieve competitive advantage."


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"Not only do our customers benefit, however. Employees of the combined company worldwide will have new opportunities to grow with a dynamic company and expand their skills working with a very exciting, market-leading, next generation set of technologies. To ensure that we not only take, but sustain, a significant market leadership position, we intend to invest substantially in sales and marketing to grow the top line as well as the bottom line," concluded Kilman. "Our goal is to make our stockholders the ultimate beneficiaries of this merger."

Next Generation EAI Solutions

The integrated solution approach Level 8 is taking is clearly in line with industry analysts' view of next generation trends. According to analyst Dave Kelly with the Hurwitz Group, "Second generation EAI solutions will combine traditional first generation functionality such as messaging, transformation, rules and adapters with component development for new functionality, business process, and workflow capabilities to enable business-level changes, a rich array of communications options for both enterprise and web-based business-to-business deployment, and an integrated management platform."

More About Template Software

Template Software is a leading provider of software products and solutions for business integration. Template's object-based integration architecture and innovative software templates enable organizations to integrate critical business processes across the enterprise, providing a unified view of key business assets and reducing the costs and risks of implementing business solutions. Template Software, headquartered in Dulles, Virginia, has over 300 employees worldwide with offices in North America, the UK, France, Austria, and Germany. Please visit the company's web site at www.template.com for more
                                                    ----------------
information on Template's products and services.

More About Level 8

Level 8 Systems is a premier provider of rapid business integration solutions through a combination of software products and services that enable eBusiness and eCommerce. Level 8's software product set includes enterprise application integration (EAI) and eCommerce enablement products, message-oriented middleware (MOM), and enterprise application development tools. Level 8 has over 250 employees

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worldwide with corporate headquarters in Cary, North Carolina, and offices in
North America, Europe, and Australia. Please visit the company's web site at www.level8.com for more information on Level 8 and its products and services.
--------------

Except for any historical information contained herein, this news release contains forward looking statements on such matters as anticipated financial performance, business prospects, the development and capabilities of next generation EAI solutions, new products, research and development activities and similar matters. The company notes that a variety of factors could cause its actual results to differ materially from the anticipated results or other expectations expressed in this release. The company's performance, development and results of operations may be affected by the risks presented by market acceptance of the company's strategic direction; continued market acceptance of the company's existing technology; the integration of Template's operations; transfer and continuation of customer contracts including government contracts; compliance with government contracts' requirements and practices; fluctuations in quarterly operating results and volatility of the price of the company's common stock; competition; customer concentration; the potential failure to meet product delivery dates; matters relating to international operations; intellectual property and proprietary rights; an inability to attract and retain consultants, development professionals, and trained qualified sales professionals and the ability of those sales professionals to perform to quota; the sufficiency of the company's liquidity and capital resources; and the risks more fully described in Level 8's form S-3 filed with the Securities and Exchange Commission (File Number 333-84681)

                                      # # #

Level 8, Level 8 Systems, and Geneva are trademarks of Level 8 Systems, Inc. Template and Template Software are trademarks of Template Software, Inc. All other company and product names are for identification purposes only and are the property of, and may be trademarks of, their respective owners.

Contact:
          Template Software
          Company Contact                 Investor Contact
          Mary Ann Stoops                 Joe Zappulla
          Template Software, Inc.         Wall Street Investor Relations
          703-318-1232                    301-948-3430
          maryann.stoops@template.com     JoeZ@WallStreetIR.com
          ---------------------------     ---------------------

          Level 8
          In North America
          Eileen Ibenhard                 Liz Bazini / Susan Verrecchia
          Level 8                         Verrecchia Group
          919-380-5354                    514-733-5529
          eibenhard@level8.com            liz@vergroup.com/  susan@vergroup.com
          --------------------            ----------------   ------------------


          In Europe:
          Lucy Thomas
          Brodeur A Plus
          44-(0)-1753-790-700
          lthomas@brodeuraplus.com
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